UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 29, 2013
Date of Report (Date of earliest event reported)

Makism 3D Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54222	42-1771506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

26 Broad Street
Cambridge, United Kingdom, CB23 6HJ
 (Address of Principal Executive Offices)

(866) 824-2112
(Registrant’s telephone number, including area code)

Advanced Cellular, Inc.
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” “MDDD,” the “Company” or the “Registrant” refer to Makism 3D Corp., a Nevada corporation, and its wholly-owned subsidiary, Umicron Ltd., a private limited company organized under the laws of England and Wale.

Section 1 – Registrant’s Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated by reference herein.

Section 2 - Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

Exchange Transaction

On October 29, 2013 (the “Closing Date”), Makism 3D Corp. (f/k/a Advanced Cellular, Inc.), a Nevada corporation (the “Registrant,” “Company” or “MDDD”) entered into and consummated a voluntary share exchange transaction with Umicron Ltd., a private limited company organized under the laws of England and Wales (“Umicron”), and the shareholders of Umicron (“Selling Shareholders”) pursuant to a Stock Exchange Agreement (the “Exchange Agreement”) by and among the Company, Umicron, and the Selling Shareholders.

In accordance with the terms of Exchange Agreement, on the Closing Date, the Registrant issued 30,000,000 shares of its common stock to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of Umicron (the “Exchange Transaction”). As a result of the Exchange Transaction, the Selling Shareholders acquired approximately 50.67% of our issued and outstanding common stock, Umicron became our wholly-owned subsidiary, and the Registrant acquired the business and operations of Umicron.

Umicron is a manufacturer of consumer and professional level 3-D printers.

Prior to the Exchange Transaction, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”).  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, for the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Exchange Transaction.

The following description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Registrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference into this Item 2.01.

As a result of the Exchange Transaction, our primary operations consist of what was previously the business and operations of Umicron. Therefore, we include information about the business, financial condition, and management of Umicron prior to the Closing Date in this Form 8-K, as such information is relevant to our current and future business and operations.

For accounting purposes, the Exchange Transaction has been accounted for as a business combination between the Registrant and Umicron, with Umicron being the acquirer for both legal and accounting purposes.  Consequently, the consolidated financial statements of the Registrant represent a continuation of the financial statements of Umicron.  The financial statements of Umicron are set forth in Exhibits 99.1(a) and (b) of this Form 8-K.  For pro forma financial information, see Exhibit 99.2 of this Form 8-K.

Issuance of Common Stock. At the closing of the Exchange Transaction (“Closing”), the Registrant issued a total of 30,000,000 shares of its common stock to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of Umicron.  On October 29, 2013, Nir Eliyahu, our former officer and director, surrendered 41,000,000 shares of our common stock for cancellation.  As such, immediately prior to the Exchange Transaction and after giving effect to the foregoing cancellations and issuances pursuant to the private placement offering described below, the Registrant had 30,000,000 shares of common stock issued and outstanding. Immediately after the Exchange Transaction, the Registrant had 60,000,000 shares of common stock issued and outstanding.

Change in Management. As a condition to closing the Exchange Agreement, effective on the Closing Date, Karlo Guray resigned as President, Secretary and Treasurer of the Registrant.  Luke Ruffell was appointed to the Registrant’s Board of Directors.   Luke Ruffell was also appointed President, Chief Executive Officer and Chairman of the Board of Directors of the Registrant, Matthew Lummis was appointed Chief Financial Officer of the Registrant, and Feroz Khan was appointed Secretary of the Registrant.

The following persons consist of the Registrant’s new executive officers and directors subsequent to the closing of the Exchange Transaction:

Name	Age	Position

Luke Ruffell	26	Director, President, Chief Executive Officer, Chairman of the Board of Directors

Matthew Lummis	26	Chief Financial Officer

Feroz Khan	21	Secretary

Additional information regarding the above-mentioned directors and/or executive officers is set forth below under the section titled “Management.”

The foregoing description is qualified in its entirety by reference to the Exchange Agreement filed as Exhibit 2.1 attached hereto and incorporated herein by reference.

Private Placement Offering

On October 29, 2013, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) and consummated a closing of a private placement offering (the “Offering”) with an accredited investor (the “Investor”) for the issuance and sale of 1,000,000 shares of common stock of the Company (the “Offering Shares”) at a purchase price of $0.60 per share, for an aggregate consideration of $600,000. $350,000 is due by the Closing.  The Company intends to use the proceeds of the Offering for general corporate purposes, including working capital needs.

Pursuant to the terms of the Purchase Agreement, the Investor has a right of first refusal with respect to any future offerings of the Company’s debt or equity securities.  The right of first refusal does not apply to (i) any transaction involving a firm commitment underwritten public offering with expected net gross proceeds equal to or greater than $10,000,000, (ii) issuances as consideration for a merger, consolidation or purchase of the assets of the Company, or (iii) issuances upon exercise or conversion of the Company’s options, warrants or other convertible securities or the grant of any additional options or warrants.

In addition, the Purchase Agreement gives the Investor certain approval rights with respect to the appointment of new officers or directors of the Company and the consummation of any future debt financings by the Company.

Once the Company has designed, manufactured, sold and delivered ten (10) 3D printers and the Investor has received a notice to this effect, the Investor is required to pay the balance of the purchase price of $250,000 for the shares of common stock issued under the Offering.   In the event the Investor does not pay the remaining balance of the purchase price, the Company will provide a notice that 500,000 of the shares of common stock issued under the Offering to the Investor must be returned immediately and such shares of common stock shall be immediately cancelled.

The foregoing description is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 10.4 attached hereto and incorporated herein by reference.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by context, references to “Umicron,” “we,” “us” or “our” hereinafter in this Form 8-K are to the business of Umicron, except that references to “our common stock,” “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

Umicron was organized on December 6, 2012 as a private limited company under the laws of England and Wales.

Umicron is a 3D printer manufacturer based in Cambridge, United Kingdom. Our mission is to design and build the most desirable consumer and professional level 3D printers. We believe there is enormous scope for innovation within the design, usability, and engineering of 3D printers, and we have identified a valuable new market segment that is the low cost professional market  inbetween the high-end consumer market ($3,000) and low-cost professional market (below $10,000).

Background

The Registrant was incorporated under the laws of the State of Nevada on May 4, 2010 with a focus on developing and commercializing a performance management system to be used by cellular network operators.

The Registrant has not generated any revenue from its business operations to date, and to date, the Registrant has been unable to raise additional funds to implement its operations.  As a result, the Registrant consummated the Exchange Transaction with Umicron.

On February 20, 2013, the Registrant effected a 5 for 1 forward stock split of all of its issued and outstanding shares of common stock (the "Stock Split").

Strategy

Umicron is focused on the development of a low cost professional-grade 3D printer targeted at the home, professional, and educational markets.

Umicron’s 3D printer, named ‘Wideboy’ will feature British and German engineered components and design features similar to those found in other commercial 3D printing applications. Wideboy will be optimised to print with high-temperature thermoplastics such as acrylonitrile butadiene styrene
(ABS), nylon and polycarbonate.

Upon successful development of the Wideboy personal 3D printer, we intend to manufacture and distribute to the U.K., European, and U.S. markets through key distribution facilities. At present, Umicron leases an industrial site in Cambridge, United Kingdom. Once distribution, returns and support infrastructure are established in the U.K. market, Umicron will replicate its operational strategy in the U.S. and European markets.

We plan on manufacturing and assembling a portion of the Wideboy in China and subsequently completing production of the Wideboy in the countries in which they are eventually sold.

Umicron will seek to enter the retail arena once Wideboy is in production.

Our goal is to provide solutions that address what we believe to be several weaknesses within the current state of the 3D printing industry, including (i) the lack of application for many machines, (ii) users choice of material is typically restricted to Poly Lactic Acid (PLA), (iii) the machine often looks industrial, and (iv) components are often of poor quality. The lowest cost professional 3D printer is the $10,000 MOJO by Stratasys, and we believe that this is cost prohibitive for many independent creative industries. Our solution is to develop a machine that is capable of printing in a wide range of materials, and makes use of British or German-engineered components. We intend to price our product just higher than a Makerbot replicator 2X at $2,899.

Our printer will target industries such as architects, animators, and product designers. We believe these segments are typically already involved in the creation of 3D models and are technically proficient enough to fully utilize our technology. We intend to appease this market segment by putting a strong focus on design, engineering, and usability.  Our business model is a reaction to the recent increase in the home user market, where much of the ‘low hanging fruit’ has already been picked.

The average price point of a personal 3D printer averaged $1,124 in 2012, up from $1,034 in 2011. Recent figures estimate the number of personal 3D printers sold in 2012 was 35,508, generating estimated revenue of $39,900,000 worldwide. Growth within this market averaged 346% each year from 2008 through 2011, with a reduction to 46.3% in 2012. The average price point of a professional-grade machine was $79,480 in 2012, up from $73,220 in 2011. This represents a 70 times difference in selling prices between these two market segments. Wohlers Associates predicts that the most substantial growth in 2014 will be in systems priced in the range of $5,000 - $20,000. Our product will be a low cost solution in this market.

Our strategy is to position ourselves early in the 3D printing market as a brand known for high quality manufacturing.  Additionally, we plan to target the home user market in 2014, with a mass produced product that we believe will meet consumers’ needs and expectations.

We believe our competitive advantages include:

•	Design for manufacture - scalable business model that can respond quickly to market changes;
•	Innovative ‘wide’ design not seen before;
•	Early innovator within proposed market segment;
•	Lightweight design allows for global shipping and penetration of key international markets;
•	We can afford more innovation by not concerning ourselves with mass cheap production;
•	Early targeting of an unsaturated market between the low end ($1,200) and high end ($10,000);
•	Able to compete at the low end of the market by providing a machine capable of better prints;
•	Cheaper alternative to higher cost commercial printers;
•	Well-situated geographically to obtain quality British and German components; and
•	We have the flexibility to move suppliers at any time at relatively little cost.

Products

•	Wideboy personal 3D printer
o	A mid-range personal desktop 3D printer for the consumer, low-cost professional and education markets. Wideboy will feature professional grade features at an affordable price

•	Temperature controlled build environment
o	Whereby the enclosed build area is maintained at a constant temperature set by the user.

•	High temperature dual extruder configuration
o	A dual extruder configuration whereby the extruder can reach temperatures needed for extrusion of high-temperature thermoplastics.

•	Bio-compatible extruder using syringe based methods
o	An extruder configuration compatible with organic matter such as food stuffs (pastes).

•	Professional grade laser sintering device
o
A commercial-grade 3D printer that uses selective laser sintering technology.  Compatible with metals and resins. The machine will take form of a white goods appliance and will be designed for advanced home, workshop and commercial-use.

•	3D scanning applications and integrations
o	A method or configuration of incorporating 3D scanning technology into our product line of 3D printing applications.

•	User friendly host software
o	3D printer host software that improves a user’s interaction and experience with a 3D printer using popular computing devices such as tablets, smart phone and laptop computers.

•	Web-based repository for printable 3D files
o	An online database for high quality, useful 3D printable files available for free or at cost.

•	Packaged filament supplies
o	A universal filament cartridge for use with any Umicron branded 3D printer. The cartridge will be moisture sealed and may contain moving parts.

•	Filament cartridge loading system
o	A method of automating the material replenishment process within a 3D printer whereby disposable cassettes reduce the need for human interaction during the replenishment process.

Advantages of Wideboy product

•	Fully enclosed injection molded design;
•	Temperature controlled print environment;
•	User-friendly interface;
•	Fast warm-up;
•	Compatibility with high temperature thermoplastics;
•	High quality, bespoke components;
•	Dual extrusion;
•	3 Year warranty;
•	Support and returns infrastructure;
•	Planned certification – CE and FCC; and
•	Design for manufacture.

Disadvantages of Wideboy product

•	Poor compatibility with PLA filament;
•	Modifications cannot easily be made without voiding the warranty;
•	High development costs due to chosen manufacturing techniques; and
•	Priced higher than machines at the low end of the home market (below $500).

Revenues and Customers

We plan to sell our products under the “Umicron” brand to the low-cost professional, home, and educational markets within the 3D printing industry.

The opportunity in this market includes:

•	Low penetration of low cost professional market (under $5,000);
•	Growth rate of industry is high;
•	Scope for innovation within design for manufacture and software; and
•	Product has greater application within creative industry and thus a wider scope for marketing.

Our sales strategy will focus on an approach that is directed to providing 3D content-to-print solutions to meet a wide range of customer needs, including traditional prototyping, 3D printing and rapid manufacturing. We intend to generate revenue through the following methods:

•	Online sales of Wideboy through our website;
•	Materials sales through our website;
•	Extended warranties;
•	Extended support plans;
•	Distribution through authorized re-sellers;
•	Business-to-business sales to educational institutions and creative businesses; and
•	Sales of re-furbished Wideboy 3D printers.

We intend to focus our initial sales efforts in the U.K., Europe and U.S.  Our initial target customer base will encompass the following:

Home Users

•	General/hobbyist
•	Home workshop
•	Home office
•	Home studio

Creative Customers

•	Product designers
•	Industrial design houses
•	Jewelers
•	Animators
•	Metal working/cast making
•	Artists
•	Fashion
•	Furniture design

Professional Customers

•	Architectural practices
•	Dental practices
•	General practices/doctors
•	Prosthetics
•	Engineering
•	Marketing
•	Advertising

Educational

•	Pre-school/nursery
•	Middle/high school
•	Higher education/undergraduate
•	PHD/research

Technology

The principle technology used by Umicron 3D printers is an additive manufacturing technology referred to as Fused Filament Fabrication. In this process, thermoplastics are heated to just above their glass transition temperature and deposited by an extrusion head onto a moveable platform controlled by stepper or servo motors. The extruder head follows a path determined by a computer-aided-manufacturing (CAM) software package, and the part is built from the bottom up, one layer at a time. The layer thickness and vertical dimensional accuracy is determined by the extruder die diameter, which ranges from 0.013 to 0.005 inches. In the X-Y plane, 0.001 inch resolution is achievable.

A range of thermoplastic materials are available including ABS, polyamide, polycarbonate, polyethylene, polypropylene, and investment casting wax.

Intellectual Property

Our success depends in part upon our ability to protect our core technology and intellectual property. To establish and protect our proprietary rights, we will rely on a combination of patents, patent applications, trademarks, copyrights, trade secrets, including know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights.

Upon receipt of adequate financing, we plan to file patents on our hardware designs and common law trademarks.

Manufacturing

Umicron will manufacture the Wideboy personal 3D printer through third-party manufacturers. There are no current plans to manufacture any elements of the Wideboy on-site in the U.K.

Successful manufacture of our Wideboy 3D printer will rely on relationships established with specialist engineering firms located in the U.K. and/or China. These may consist of one or more relationships established with engineering firms to manufacture and deliver our manufactured parts. Our 3D printer design currently utilizes injection molding, steel formed parts, and machined parts, as well as incorporating off-the-shelf components into the design.

There are several elements that will be injection molded in our design, the most substantial being the ‘shell’ or exterior which requires a high level of finish. Other elements which are to be located within the interior of the shell do not require a high surface finish and will be less costly to produce.

Umicron will take delivery of partially assembled Wideboy 3D printers at a Cambridge based industrial premises where each 3D printer will be finished and packaged in a clean and controlled environment. We will assess quality control with our suppliers based on AQL II inspection level (1% major defects, 2% minor defects). Each 3D printer will be subject to a rigorous quality control procedure before being packaged for dispatch.

Distribution and Marketing

Distribution

Our first distribution facility will be located in Cambridge, U.K. From these premises, we intend to distribute fully assembled and tested machines directly to our customers from sales made through our company website.

Once our sales levels reach a certain threshold, we also plan to employ a direct sales organization, including salespersons that will operate in various areas of the world and establish relationships with potential and existing customers.  We believe that a direct selling relationship with our customers is an important building block for the success of our business.   Our goal is to establish a strong collaborative aspect to the relationship with our customers by emphasizing and expanding the lines of communication with them.  We hope to achieve this in part through an emphasis on direct sales.

We also intend to use sales agents, authorized resellers and distributors to supplement the sales of our products in areas of the world that our direct sales staff does not operate.

Additionally, we intend to distribute our products from a retail premises in the near future, the location of which is yet to be confirmed.

Marketing

We believe that attendance at trade shows that showcase our products will provide the initial traction for interest in the Umicron brand in the market place. In addition to 3D-printing related trade shows, we plan to establish a presence at key creative and design-based events, such as those relating to design and fashion.

We also plan to lend a number of our Wideboy personal 3D printers to key media outlets, particularly those concerned with new and emerging technology.

We will produce a number of video advertisements that will be hosted on our company Youtube channel. This will give our customers an insight as to who we are as a company and our values. These will be produced professionally by a dedicated film team at a leading film-based University.

Industry

The term “3D printing” is defined by the ATSM T42 committee as the fabrication of objects through the deposition of a material using a print head, nozzle, or other printer technology. However, the term is often used synonymously with additive manufacturing (“AM”). In particular it is associated with machines that are lower in relative price, and/or overall functional capability.

Applications for 3D Printers

3D printers allow for the physical modeling of a design using a special class of machine technology. These systems take data created from CAD files, CT and MRI scan data, or 3D digitized data to quickly produce models, using an additive approach. Traditionally, 3D printing has been used by organizations to accelerate product development. Many companies use 3D printing models to test form, fit and function to help improve the time to market.

Frequently, users report rapid pay-back times from using 3D printing, as they accelerate their product development cycle and reduce post-design flaws through more extensive design verification and testing.

A wide variety of end users and organizations use 3D printers.  Current markets and applications include: prototyping, tooling, metal casting, architecture, medical, dental, and direct part production.  Among the medical applications, prototyping is being used to produce accurate models of internal organs, bones and skulls for pre-operative evaluations and for modeling of prostheses

Personal 3D printers

Personal 3D printers are AM machines that sell for less than $5,000. This market has been expanding in recent years, with an influx of new users, media attention, and a lot of hype. We believe there are more than 100 companies and teams developing personal 3D printers.

Print quality and machine reliability have increased considerably over the past couple years, and many new printers are now on the market.  We believe that except for basic improvements, little actual innovation is occurring. Most printers copy the RepRap (discussed below) reference design and improve upon it.

For many start-up companies, a 3D printer was the first attempt at designing, developing, and commercializing a product. Successful design of a 3D printer requires a combination of industrial design, mechanical engineering, electronics, and software integration. We believe that a small group of people working alone in a startup mode is unlikely to have the required skill sets and expertise in all these disciplines. Manufacturing a 3D printer is a complex and difficult undertaking. Many startups have paid little attention to the importance of software and to design for manufacture. This fact alone is a major reason for little innovation in this market segment.

Consumers may soon expect 3D printers to have reliability similar to that of consumer electronics. We believe that many vendors overstate their machines reliability and ease of use, while downplaying technical issues. We believe that currently 3D printers are among the least reliable devices that a consumer can purchase.

RepRap project

RepRap is an open-source project founded by Adrian Bowyer at the University of Bath. The project has about 25 core contributors and a vibrant community of people working to build machines. In total, there are an estimated 300 RepRap designs available. Several startups have simply put old RepRap machines in new boxes and branded them as their own. This is a potential threat to the RepRap project as these manufacturers focus on differentiating their machines from the competition and don’t actively contribute to the open-source project. These manufacturers often use the open-source moniker as a marketing slogan to sell their machines. The cost of RepRap machines has fallen steadily. Kits are now available for $330-$800 and documentation has improved. Popular designs include the Prusa, Mendel, and Huxley.

Industry Growth

Revenue from AM Worldwide

There is a strong demand for additive manufacturing products and services. The compound annual growth rate (CAGR) of worldwide revenues produced by all products and services over the past 25 years was 25.4%. The CAGR is 27.4% over the past 3 years (2010-2012).

The average selling price of a professional-grade industrial AM system in 2012 was $79,480, compared to $73,220 in 2011, and $62,570 in 2010. Industrial AM systems are machines that sell for more than $5,000. The average selling price of a personal 3D printer was $1,124 in 2012, and $1,030 in 2011. The 2012 figures represent a difference of 70 times between the two market segments.

Growth for personal 3D printer sales averaged 346% each year from 2008 through 2011. In
2012, the increase slowed significantly to an estimated 46.3%. The total number of personal 3D printer sales in 2012 was 35,508, which generated an estimated $39.9M in revenue. This figure represents just 6.5% of the total market of $617.5M for AM sales in 2012.

Material Sales

An estimated $422.6M was spent on materials for all AM systems worldwide in 2012. This in an increase of 29.2% over the $327.1M in 2011. This segment grew 23% in 2012, and 22.1% in
2011, and declined 8.5% in 2009.

Market Opportunity and Forecast

Unit sales of professional-grade, industrial grade systems are expected to grow over the next several years. In 2014, Wohlers Associates believe that annual sales will reach 11,000 units worldwide. Systems priced in the range of $5,000 - $20,000 will be responsible for much of this growth.

Unit sales of personal 3D printers are also expected to double this year to an estimated 70,000 units.

Competition

3D printing is a new industry and the market is very turbulent with an influx of competitors entering the market. The relationships between competitors, customers and suppliers are continuously being redefined, which creates the need for competitive forces to be regularly reassessed.

AM companies entering the personal 3D printing marketplace pose the greatest competition to us. These companies hold key patents that could have the most disruptive effects on the 3D printing industry. Barriers to entry into this ‘home’ market are high for these companies as they are typically concerned with selling commercial machines which hold no significant brand equity within the community driven ‘home market.’ The recent acquisition of Makerbot Industries by Stratasys Ltd., a leading professional-grade systems manufacturer, demonstrates the value of such a brand within the ‘home’ market. Makerbot is well positioned to enter the low-end professional market due to its relative high price point and brand recognition obtained by being one of the very first consumer-level 3D printer manufacturers. Ford Motors recently installed a Makerbot Replicator 2 on every engineer’s desk.

Challenges in the Market

•	Quality may not be a priority for all customers; hobby users will prefer low-cost printers.
•	Relatively high price point may make one-off items more cost effective through a printing service (i.e. Shapeways).
•	The print quality of Shapeways parts are of much greater quality.
•	The customer could buy a printer that is closer to their location; U.S. customers may receive a printer faster from competitors based locally.
•	The customer may wait for a new product or a reaction from a competing company.
•	Marketplace will be crowded for the next few years.
•	Low priced machines will occupy a large portion of the market.

Government Regulation

In order to freely sell our products in the European Economic Area (EEA), we must obtain CE marking. This is to declare that we as a manufacturer abide by the requirements set out in applicable EU directives. CE marking indicates the compliance with EU legislation of a product, wherever in the world manufactured. By affixing a CE marking on our products we as a manufacture declare our conformity with the legal requirements set out within the EU directives that apply to it. Our products will conform to the general principles of the Low Voltage Directive, which is a broad set of objectives for safety regulations which allow electrical equipment to safely be used in other EU countries.

Additionally, we intend to gain Federal Communications Commission (FCC) marking for our Wideboy 3D printer. This mark certifies that the electromagnetic interference from the device is under limits approved by the FCC. The FCC mark is mandatory for all electronics equipment sold in the U.S. classified under part 15 of the FCC regulations.

We are also subject to a number of U.S. federal and state, and foreign laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and being tested in courts, and could be interpreted in ways that could harm our business. These may involve user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and online payment services.

We will rely on legal and operational compliance programs, as well as local counsel, to guide our businesses in complying with applicable laws and regulations of the jurisdictions in which we do business.

We do not anticipate at this time that the cost of compliance with U.K., U.S. and foreign laws will have a material financial impact on our operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on our business in the future.

Employees

Our team currently consists of three key people. Our backgrounds are mainly in design, software, and business. We are looking to expand our team, go into production, and market our product once we reach our targeted investment goals.

All employees are required to execute non-disclosure agreements as part of their employment.  We believe our relations with our employees are good. None of our employees are subject to collective bargaining agreements.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Company and Our Industry

We may not be able to introduce new 3D printing systems and materials acceptable to the market or to improve the technology and software used in our current systems.

Our ability to compete in the 3D printing market depends, in large part, on our success in enhancing our existing product lines and in developing new products. Even if we successfully enhance existing systems or create new systems, it is likely that new systems and technologies that we develop will eventually supplant our existing systems or our competitors will create systems that will replace ours. The rapid prototyping (RP) industry is subject to rapid and substantial innovation and technological change. We may be unsuccessful at enhancing existing systems or developing new systems or materials on a timely basis, and any of our products may be rendered obsolete or uneconomical by our or others’ technological advances.

If the 3D printing market does not continue to accept our systems, our revenues may stagnate or decline.

We plan to derive a substantial portion of our sales from the sale of 3D printers. If the market for 3D printers declines or if competitors introduce products that compete successfully against ours, we may not be able to sustain the sales of those products. If that happens, our revenues may not increase and could decline.

If we are unable to maintain revenues and gross margins from sales of our existing products, our profitability will be adversely affected.

Our current strategy is to attempt to manage the prices of our 3D printers to expand the market and increase sales. In conjunction with that strategy, we are constantly seeking to reduce our direct manufacturing costs as well. Our engineering and selling, general and administrative expenses, however, generally do not vary substantially in relation to our sales. Accordingly, if our strategy is successful and we increase our revenues while maintaining our gross margins, our operating profits generally will increase faster as a percentage of revenues than the percentage increase in revenues. Conversely, if our revenues or gross margins decline, our operating profits generally will decline faster than the decline in revenues or gross margins. Therefore, declines in our revenues may lead to disproportionate reductions in our operating profits.

Our revenue and profitability may be negatively affected by advances in technology that create alternate forms of 3D printing and rapid prototyping industry.

The multimedia industry in general and the 3D printing and RP industry in particular continue to undergo significant changes, primarily due to technological developments. Due to this rapid growth of technology, we cannot accurately predict the overall effect that such changes may have on the potential revenue from and profitability of our products. Any future changes in technology may change the way we operate our business and add unforeseen costs to our business.

If any of our manufacturing facilities is disrupted, sales of our products will be disrupted, and we could incur unforeseen costs.

We manufacture our 3D printers at our facility in Cambridge city centre. If the operations of this facility is disrupted, we would be unable to fulfill customer orders for the period of the disruption. We would not be able to recognize revenue on orders that we could not ship, and we might need to modify our standard sales terms to secure the commitment of new customers during the period of the disruption and perhaps longer. Depending on the cause of the disruption, we could incur significant costs to remedy the disruption and resume product shipments. Such a disruption could have a material adverse effect on our revenue, results of operations and earnings.

Our failure to expand our intellectual property portfolio could adversely affect the growth of our business and results of operations.

Expansion of our intellectual property portfolio is one of the available methods of growing our revenues and our profits. This involves a complex and costly set of activities with uncertain outcomes. Our ability to obtain patents and other intellectual property can be adversely affected by insufficient inventiveness of our employees, by changes in intellectual property laws, treaties, and regulations, and by judicial and administrative interpretations of those laws treaties and regulations. Our ability to expand our intellectual property portfolio could also be adversely affected by the lack of valuable intellectual property for sale or license at affordable prices. There is no assurance that we will be able to obtain valuable intellectual property in the jurisdictions where we and our competitors operate or that we will be able to use or license that intellectual property.

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of our proprietary rights in our technologies, brands and content. Currently, and going forward, we expect to rely on a combination of U.S. and foreign patents, trademarks, trade secret laws and license agreements to establish and protect our intellectual property and proprietary rights.  The efforts we have taken and expect to take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our services are made available.  There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our intellectual property and proprietary rights from unauthorized use, the value of our products may be reduced, which could negatively impact our business. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our intellectual property and other proprietary rights is expensive and diverts critical managerial resources.  We rely in part on our currently issued patents to support competitive position.  There can be no assurance that some of our patents will not be challenged at a later date.  There can be no guarantee that we will be successful in obtaining additional patents that we may need at a later date to support certain growth initiatives.  Our ability to defend our patents, if they are challenged, or the inability to obtain certain patents in the future, could have a material adverse effect in future periods.  If we are otherwise unable to protect our intellectual property and proprietary rights, our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.  In addition, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

The intellectual property to support our intermediate and long-term growth plans continues to be developed and there can be no assurance that we will complete such process.  The addition of intellectual property to support this growth is particularly dependent on the continued services of our technology team and its ability to develop additional technologies to support such growth plans.  If we do not have the financial resources to develop the intellectual property to fully support these growth plans, our ability to develop future products and refinement of current products could be negatively impacted.

We may also need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

We may be subject to alleged infringement claims.

Although we perform extensive patent and trademark searches, we may be subject to intellectual property infringement claims from individuals, vendors and other companies who have acquired or developed patents in the fields of 3D printing for purposes of developing competing products or for the sole purpose of asserting claims against us. Any claims that our products or processes infringe the intellectual property rights of others, regardless of the merit or resolution of such claims, could cause us to incur significant costs in responding to, defending and resolving such claims, and may prohibit or otherwise impair our ability to commercialize new or existing products. If we are unable to effectively defend our processes, our market share, sales and profitability could be adversely impacted.

 As our patents expire, additional competitors using our technology could enter the market, which could require us to reduce our prices and result in a reduction of our market share. Competitors’ introduction of lower quality products using our technology could also negatively affect the reputation and image of our products in the marketplace.

Upon expiration of our patents, our competitors may introduce products using the same technology as ours that have lower prices than those for our products. To compete, we may need to reduce our prices, which would adversely affect our revenues, margins and profitability. Additionally, the expiration of our patents could reduce barriers to entry into the market for additive fabrication systems, which could result in the reduction of our market share and earnings potential. If competitors using our technology were to introduce products of inferior quality, our potential customers may view our products negatively, which would have an adverse effect on our image and reputation and on our ability to compete with systems using other additive fabrication technologies.

Our operating results and financial condition may fluctuate.

Our operating results and financial condition may fluctuate from quarter-to-quarter and year-to-year and are likely to continue to vary due to a number of factors, many of which are not within our control. If our operating results do not meet the expectations of securities analysts or investors, who may derive their expectations by extrapolating data from recent historical operating results, the market price of our common stock will likely decline. Fluctuations in our operating results and financial condition may be due to a number of factors, including, but not limited to, those listed below and those identified throughout this “Risk Factors” section:

•	changes in the amount that we spend to develop, acquire or license new products, technologies or businesses;
•	changes in the amount we spend to promote our products and services;
•	changes in the cost of satisfying our warranty obligations and servicing our installed base of systems;
•	delays between our expenditures to develop and market new or enhanced systems and consumables and the generation of sales from those products;
•	development of new competitive systems by others;
•	changes in accounting rules and tax laws;
•	the geographic distribution of our sales;
•	our responses to price competition;
•	market acceptance of our products;
•	general economic and industry conditions that affect customer demand; and
•	our level of research and development activities.

We have no revenues and have incurred losses.

We currently have no revenues and we anticipate that our existing cash and cash equivalents will not be sufficient to fund our longer term business needs and we will need to generate significant revenue or receive additional investment to continue operations. Based on our current business plan, we anticipate that we will continue to incur losses through the year ending December 2013.

Our auditors have expressed uncertainty as to our ability to continue as a going concern.

Primarily as a result of our recurring losses and our lack of liquidity, we received a report from our independent auditors that includes an explanatory paragraph describing the substantial uncertainty as to our ability to continue as a going concern as of our fiscal year ended June 30, 2012.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds from limited revenues, equity and debt financings.  The Company currently does not have adequate capital or revenue to meet its current or projected operating expenses.  We anticipate needing substantial additional capital in the near future to develop and market new products, services and technologies.  We currently do not have commitments for financing to meet our longer term expected needs and we may not be able to obtain additional financing on terms acceptable to us, or at all.  Even if we obtain financing for our near term operations and product development, we expect that we will require additional capital beyond the near term.  If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.  Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt and could increase our expenses, and would be required to be repaid regardless of its operating results.  Moreover, we may issue equity securities in connection with such debt financing.  Equity financing, even if obtained, could result in ownership and economic dilution to our existing stockholders and/or require us to grant certain rights and preferences to new investors.  In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current operations.

We do not currently have credit facilities or arrangements in place as a source of funds and there can be no assurance that we will be able to raise sufficient additional capital or raise such capital on acceptable terms or raise such capital when we need it.  If such capital is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or stop the development of our products and/or cease its operations.

If we underestimate our operating expenses, we may not be able to fund future operations.

To date, we have devoted substantially all of our efforts to research and development, infrastructure building and initial marketing activities.  There is no guarantee that our cost estimates or projected sales volumes are accurate and will be attained.  An inability to meet sales volumes as forecast or to achieve assumed cost figures could have a negative impact on our profitability, cash flow and survival.
We expect our operating expenses to increase in connection with the continued development of our products and expansion of its marketing activities.  We may also incur costs and expenses that are unexpected, in excess of amounts anticipated or are otherwise not contemplated or provided for in connection with our business plan.  If these or other costs or expenses are incurred, it could have a material adverse effect on our financial performance.

We may acquire or make investments in companies or technologies that could cause loss of value to our stockholders and disruption of our business.

Subject to our capital constraints, we intend to explore opportunities to acquire companies or technologies in the future. Entering into an acquisition entails many risks, any of which could adversely affect our business, including:

•	Failure to integrate the acquired assets and/or companies with our current business;
•	The price we pay may exceed the value we eventually realize;
•	Loss of share value to our existing stockholders as a result of issuing equity securities as part or all of the purchase price;
•	Potential lss of key employees from either our current business or the acquired business;
•	Entering into markets in which we have little or no prior experience;
•	Diversion of management’s attention from other business concerns;
•	Assumption of unanticipated liabilities related to the acquired assets; and
•
The business or technologies we acquire or in which we invest may have limited operating histories, may require substantial working capital, and may be subject to many of the same risks we are subject to.

Significant changes in government regulation may hinder sales.

The production, distribution, sale and marketing of our products are subject to the rules and regulations of various federal, state and local agencies, various environmental statutes, and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, and advertising of or pertaining to our products. New statutes and regulations may also be instituted in the future. Compliance with applicable federal and state regulations is crucial to our success. Although we believe that we are in compliance with applicable regulations, should the federal government or any state in which we operate amend its guidelines or impose more stringent interpretations of current laws or regulations, we may not be able to comply with these new guidelines. Such regulations could require the reformulation of certain products to meet new standards, market withdrawal or discontinuation of certain products we are unable to redesign or reformulate, imposition of additional record keeping requirements and expanded documentation regarding the properties of certain products.  Failure to comply with applicable requirements could result in sanctions being imposed on us or the manufacturers of any of our products, including but not limited to fines, injunctions, product recalls, seizures and criminal prosecution. Further, if a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be required to have the packaging of our products changed which may adversely affecting our financial condition and operations. We are also unable to predict whether or to what extent a warning under any of applicable statute would have an impact on costs or sales of our products.

We face strong competition from larger and well-established companies, which could harm our business and ability to operate profitably.

Our industry is competitive. There are many different 3D printing and RP companies in the United Kingdom and North America and our services will not be unique to their services. Even though the industry is highly fragmented, it has a number of large and well-established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.  Our inability to compete effectively with larger companies could have a material adverse effect on our business activities, financial condition and results of operations.

If we are unable to retain our key operating personnel and attract additional skilled operating personnel, our development of new products will be delayed and our personnel costs will increase.

Our growth plans require us to retain key employees in, and to hire additional skilled employees to enhance existing products and develop new products. Our inability to retain and hire key engineers and other employees could delay our development and introduction of new products, which would adversely affect our revenues. In addition, a possible shortage of such personnel in our region could require us to pay more to retain and hire key employees, thereby increasing our costs.

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers.  In particular, our performance depends, in large part, upon our officers and their existing relationships in the industry.  We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

We are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with, existing and future requirements could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board.  These laws, rules and regulations continue to evolve and may become increasingly stringent in the future.  In particular, under SEC rules, we are required to include management’s report on internal controls as part of our annual report, pursuant to Section 404 of the Sarbanes-Oxley Act.  The financial cost of compliance with these laws, rules and regulations is expected to be substantial.  We cannot assure you that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters.  Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

Risks Related to Doing Business Internationally

Our international operations pose currency risks, which may adversely affect our operating results.

Our operating results may be affected by volatility in currency exchange rates and our ability to effectively manage our currency transaction and translation risks. In general, we conduct our business, earn revenue and incur costs in the local currency of the country in which we operate, which is pound sterling. As a result, our international operations present risks from currency exchange rate fluctuations. The financial condition and results of operations are reported in the relevant local currency, pound sterling, and then translated to U.S. dollars at the applicable currency exchange rate for inclusion in our consolidated financial statements. We do not manage our foreign currency exposure in a manner that would eliminate the effects of changes in foreign exchange rates. Therefore, changes in exchange rates between any foreign currencies and the U.S. dollar will affect the recorded levels of our foreign assets and liabilities, as well as our revenues, cost of goods sold, and operating margins, and could result in exchange losses in any given reporting period.

In the future, we may not benefit from favorable exchange rate translation effects, and unfavorable exchange rate translation effects may harm our operating results. In addition to currency translation risks, we incur currency transaction risks whenever we enter into either a purchase or a sale transaction using a different currency from the currency in which we receive revenues. In such cases we may suffer an exchange loss because we do not currently engage in currency swaps or other currency hedging strategies to address this risk.

Given the volatility of exchange rates, we can give no assurance that we will be able to effectively manage our currency transaction and/or translation risks or that any volatility in currency exchange rates will not have an adverse effect on our results of operations.

The current economic environment and uncertainty in the European Union could materially adversely affect our results of operations.

The failure of the European Union to stabilize the fiscal condition and creditworthiness of its member economies, such as Greece, Portugal, Spain, Ireland, and Italy, could have significant implications on our plans to expand into the European Union. Certain European Union member states have significant fiscal obligations, which have caused investor concern over such countries' ability to continue to service their debt and foster economic growth. Currently, the European debt crisis has caused liquidity to be less abundant. A weaker European economy has caused and may continue to cause market participants to lose confidence in the safety and soundness of European financial institutions and the stability of European Union member economies, and may likewise affect other global institutions and the stability of the global financial markets.

In addition, the possible abandonment of the Euro currency by one or more members of the European Union could materially affect our business in the future. Despite measures taken by the European Union to provide funding to certain European Union member states in financial difficulties and by a number of European countries to stabilize their economies and reduce their debt burdens, it is possible that the Euro could be abandoned as a currency in the future by countries that have already adopted its use. This could lead to the re-introduction of individual currencies in one or more European Union member states, or in more extreme circumstances, the dissolution of the European Union. The effects on our business of a potential dissolution of the European Union, the exit of one or more European Union member states from the European Union or the abandonment of the Euro as a currency, are impossible to predict with certainty, and any such events could have a material adverse effect on our business, trading volumes and results of operations, particularly in the long term.

Our international operations subject us to risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to the countries or regions in which we operate, which could adversely affect our financial performance.

We currently conduct operations in United Kingdom, and plan on expanding our operations to additional international markets, including the United States, European Union and China. Our future operating results in international markets could be negatively affected by a variety of factors, most of which are beyond our control. These factors include political conditions, including political instability, economic conditions, legal and regulatory constraints, trade policies, currency regulations, and other matters in any of the countries or regions in which we operate, now or in the future.

Moreover, the economies of some of the countries in which we currently have, or plan to have operations, have in the past suffered from high rates of inflation and currency devaluations, which, if they occurred again, could adversely affect our financial performance. Other factors which may impact our operations include foreign trade, monetary and fiscal policies both of the United States and of other countries, laws, regulations and other activities of foreign governments, agencies and similar organizations, and risks associated with having numerous officers located in countries which have historically been less stable than the United States. Additional risks inherent in our international operations generally include, among others, the costs and difficulties of managing international operations, adverse tax consequences and greater difficulty in enforcing intellectual property rights in countries other than the United States.

Current global economic conditions may adversely affect our industry, business and results of operations.

The recent disruptions in the current global credit and financial markets has led to diminished liquidity and credit availability, a decline in consumer confidence, a decline in economic growth, an increased unemployment rate, and uncertainty about economic stability. There can be no assurance that there will not be further deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. The current adverse global economic conditions and tightening of credit in financial markets may lead consumers to postpone spending. We are unable to predict the likely duration and severity of the current disruptions in the credit and financial markets and adverse global economic conditions. If the current uncertain economic conditions continue or further deteriorate, our business and results of operations could be materially and adversely affected.

Because our assets are located outside of the United States and all of our directors and officers reside outside of the United States, it may be difficult for investors to enforce their rights based on United States federal securities laws or any United States court judgments against us and our officers and directors.

Our operating company and all of our assets are currently located in the United Kingdom. In addition, all of our current directors and officers reside outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States or the United Kingdom and, even if civil judgments are obtained in United States courts, to enforce such judgments in United Kingdom courts.

Failure to comply with the U.S. Foreign Corrupt Practices Act or other applicable anti-corruption legislation could result in fines, criminal penalties and an adverse effect on our business.

We plan to operate in a number of countries throughout the world, including countries known to have a reputation for corruption. We are committed to doing business in accordance with applicable anti-corruption laws. We are subject, however, to the risk that our affiliated entities or our respective officers, directors, employees and agents may take action determined to be in violation of such anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act of 2010, as well as trade sanctions administered by the Office of Foreign Assets Control and the U.S. Department of Commerce. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our results of operations. In addition, actual or alleged violations could damage our reputation and ability to do business.

Risks Related to an Investment in Our Securities

Our board of directors does not intend to declare or pay any dividends to our stockholders in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors the board of directors considers relevant.  There is no plan to pay dividends in the foreseeable future, and if dividends are paid, there can be no assurance with respect to the amount of any such dividend.

Nevada law and our articles of incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing stockholders and/or have rights and preferences greater than our common stock.

Pursuant to our Articles of Incorporation, we currently have 100,000,000 shares of common stock authorized and 50,000,000 shares of preferred stock authorized.  At the closing of the Exchange Transaction, we will have 59,210,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without stockholder approval, which, if issued, could cause substantial dilution to our existing stockholders.  In addition, we may elect to issue preferred stock or other securities in the future having rights and preferences greater to our common stock.  Pending approval by a majority of our stockholders, our articles of incorporation will provide that the Board may designate the rights and preferences of preferred stock without a vote by the stockholders.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common stock is not listed on any stock exchange.  Although our common stock is quoted on the OTC Bulletin Board, there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTC Bulletin Board. No assurance can be given that an active market will develop or that a stockholder will ever be able to liquidate its shares of common stock without considerable delay, if at all.  Many brokerage firms may not be willing to effect transactions in the securities.  Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price.  Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuations, as well as general economic, political and market conditions, such as recessions, lack of available credit, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Exchange Transaction, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which the filing of this Current Report on Form 8-K reflecting the Company’s status as a non-“shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of this Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144.  As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We may not qualify to meet listing standards to list our stock on an exchange.

The SEC approved listing standards for companies using reverse mergers to list on an exchange may limit our ability to become listed on an exchange.  We would be considered a reverse merger company (i.e., an operating company that becomes an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE Amex or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the SEC or other regulatory authority of all required information about the merger, including audited financials.  We would be required to maintain a minimum $4 share price ($2 or $3 for Amex) for at least thirty (30) of the sixty (60) trading days before our application and the exchange’s decision to list.  We would be required to have timely filed all required reports with the SEC (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information.  Although there is an exception for a firm underwritten IPO with proceeds of at least $40 million, we do not anticipate being in a position to conduct an IPO in the foreseeable future.  In order for the minimum stock price requirement to not apply, we must satisfy the one year trading requirement and file at least four (4) annual reports with the SEC after the Exchange Transaction.  To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

DESCRIPTION OF PROPERTY

The principal executive offices for the Registrant are located at: 26 Broad Street, Cambridge, CB23 6HJ.  The monthly rent for this property and related expenses is £1,350 per month for a total lease period of one year.  The Registrant’s main telephone number is: (847) 303-5300.  The Registrant’s website is located at: www.makism3d.com.

The Registrant also leases a manufacturing and distribution center which is located at: Unit 12, Dry Drayton Industries CB23 8AT, United Kingdom.   The monthly rent is £701.51 per month for a total lease period of one year.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Umicron from December 6, 2012 (inception) through August 31, 2013 should be read in conjunction with the Summary Selected Consolidated Financial Data and the financial statements of Umicron, and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Umicron Ltd. (“Umicron”), a development stage company, was incorporated on December 6, 2012 under the laws of England and Wales to engage in any lawful business or activity for which corporations may be organized under the laws of England and Wales.

Umicron is focused on the development of a low cost professional-grade 3D printer targeted at the home, professional, and educational markets.  Umicron’s 3D printer, named ‘Wideboy’ will feature British and German engineered components and design features similar to those found in other commercial 3D printing applications. Wideboy will be optimised to print with high-temperature thermoplastics such as acrylonitrile butadiene styrene (ABS), nylon and polycarbonate.

Upon successful development of the Wideboy personal 3D printer, we intend to manufacture and distribute to the U.K., European, and U.S. markets through key distribution facilities. At present, Umicron leases an industrial site in Cambridge, United Kingdom. Once distribution, returns and support infrastructure are established in the U.K. market, Umicron will replicate its operational strategy in the U.S. and European markets. We plan on manufacturing and assembling a portion of the Wideboy in China and subsequently completing production of the Wideboy in the countries in which they are eventually sold. Umicron will seek to enter the retail arena once Wideboy is in production.

Umicron has not generated any revenue from its business operations to date, and to date, Umicron has been unable to raise additional funds to implement its operations.

Period from December 6, 2012 (inception) through August 31, 2013

Revenue

For the period from December 6, 2012 (inception) through August 31, 2013, Umicron did not generate any revenues.

Operating Expenses

For the period from December 6, 2012 (inception) through August 31, 2013, Umicron incurred total operating expenses of $132,068, which was comprised of rent, office and miscellaneous, research and development, amortization, professional fees, and consulting fees.

Net Loss

For the period from December 6, 2012 (inception) through August 31, 2013, Umicron incurred a net loss of $132,068.

Off-Balance Sheet Arrangements

None.

Liquidity and Capital Resources

As of August 31, 2013, we had $6,782 in cash.   From December 6, 2012 (inception) through August 31, 2013, we used net cash of $10,857 in operations.  From December 6, 2012 (inception) through August 31, 2013, we received $29,846 in proceeds from the sale of shares of our common stock.

We believe that our cash on hand will not be sufficient to meet our anticipated cash requirements through the next 12 months.  As such, on October 29, 2013, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) and consummated a closing of a private placement offering (the “Offering”) with an accredited investor (the “Investor”) for the issuance and sale of 1,000,000 shares of our common stock (the “Offering Shares”) at a purchase price of $0.60 per share, for an aggregate consideration of $600,000. $350,000 is due by the Closing and the remainder is due when we have designed, manufactured, sold and delivered ten (10) 3D printers.

Our current cash requirements are significant and will be used for research and development, and marketing, and we anticipate generating losses for the foreseeable future.  In order to execute on our business strategy, we will require additional working capital, commensurate with the operational needs of our planned marketing, development and production efforts.  Our management anticipates that we should be able to raise sufficient amounts of working capital through debt or equity offerings, as may be required to meet our long-term obligations.  However, changes in our operating plans, increased expenses, acquisitions, or other events, may cause us to seek additional equity or debt financing in the future. We anticipate continued and additional development and production expenses.  Accordingly, while we do not have any short-term plans to conduct any debt or equity financings, we may in the future use debt and equity financing to fund operations, as we look to expand our asset base and fund development and production of our products. Any such equity financings  could result in dilution to current shareholders, and the incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations.

There are no assurances that we will be able to raise the required working capital on terms favorable, or that such working capital will be available on any terms when needed.  Any failure to secure additional financing may force the Company to modify its business plan.  In addition, we cannot be assured of profitability in the future.

In addition, the terms of the Purchase Agreement contain certain restrictions on our ability to engage in financing transactions. Specifically, the Purchase Agreement contains a right of first refusal for the Investor on any future financing transactions and requires the approval of the Investor for any debt financings.

Critical Accounting Estimates

Related Parties

Umicron follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of Umicron; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of Umicron; e) management of Umicron; f) other parties with which Umicron may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g.  other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

Umicron follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to Umicron but which will only be resolved when one or more future events occur or fail to occur.  Umicron assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against Umicron or unasserted claims that may result in such proceedings, Umicron evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in Umicron’s consolidated financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on Umicron’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect Umicron’s business, financial position, and results of operations or cash flows.

Revenue Recognition

Umicron applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  Umicron recognizes revenue when it is realized or realizable and earned.  Umicron considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Tax Provision

Umicron adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, Umicron may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  Umicron had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. Umicron periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, Umicron operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

Umicron did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the period from December 6, 2012 (inception) through August 31, 2013.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.   Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially outstanding dilutive shares for the period from December 6, 2012 (inception) through August 31, 2013.

Recently Issued Accounting Pronouncements

Umicron does not believe that any recently issued accounting pronouncements would have a material effect on the consolidated financial statements of Umicron.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Exchange Transaction

The Company has two classes of its stock outstanding, its common stock and preferred stock.  The following table sets forth certain information as of October 29, 2013 prior to the closing of the Exchange Transaction with respect to the beneficial ownership of our common stock (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of October 29, 2013, prior to the closing of the Exchange Transaction, there were 70,000,000 shares of common stock outstanding and no shares of preferred stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned(2)

Directors and Executive Officers

Karlo Guray, President, Secretary and Treasurer and Director 5348 Vegas Dr. Las Vegas, NV 89108	0	0%

All Officers and Directors as a Group	-	-

5% Shareholders

Nir Eliyahu	50,000,000	71.43%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 70,000,000 shares of our common stock outstanding as of October 29, 2013, prior to the Closing of the Exchange Transaction.

Security Ownership After the Exchange Transaction

The following table sets forth certain information as of October 29, 2013, after giving effect to the Closing of the Exchange Transaction, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of October 29, 2013, after giving effect to the Closing of the Exchange Transaction, there were 60,000,000 shares of common stock outstanding and no shares of our preferred stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned(2)

Directors and Executive Officers

Luke Ruffell - Director, President, Chief Executive Officer and Chairman of the Board of Directors 26 Broad Street, Cambridge, CB23 6HJ	26,896,552	44.83%

Feroz Khan, Secretary 26 Broad Street, Cambridge, CB23 6HJ	103,448	0.17%

Matthew Lummis - Chief Financial Officer 26 Broad Street, Cambridge, CB23 6HJ	300,000	0.50%

Karlo Guray - Director	0	0%
5348 Vegas Dr. Las Vegas, NV 89108

All Officers and Directors as a Group	27,300,000	45.50%

5% Shareholders

Luke Ruffell 26 Broad Street, Cambridge, CB23 6HJ	26,896,552	44.83%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 60,000,000 shares of our common stock outstanding as of October 29, 2013, after giving effect to the Closing of the Exchange Transaction.

DIRECTORS AND EXECUTIVE OFFICERS

Current Officers and Directors:

On October 29, 2013, the below individuals are the officers and directors of the Company:

Name	Age	Position

Luke Ruffell	26	Director, President, Chief Executive Officer and Chairman of the Board of Directors

Matthew Lummis	26	Chief Financial Officer

Feroz Khan	21	Secretary

Karlo Guray	44	Director

Biographies

Luke Ruffell

Mr. Luke Ruffell has been the director of Umicron since December 6, 2012.  From April 18, 2011 through November 29, 2012, Mr. Ruffell was a director of Geoh Networks Ltd., a company specializing in fiber network solutions, and was also a director of Geoh Ltd. from January 24, 2011 through April 1, 2012.   From May 14, 2009 through January 24, 2011, Mr Ruffell was a director of Taper UK Ltd., a tobacco company.  None of the aforementioned entities are affiliates of the Company.  Mr. Ruffell studied Product Design while attending Ravensbourne University and Architecture at De Montfort University.   Our board of directors believes that Mr. Ruffell’s technical background and experience with emerging companies will provide an invaluable resource to achieving the business goals of the Company.

Matthew Lummis

Mr. Matthew Lummis studied Business and Management while attending University Campus Suffolk.   From May 1, 2009 through July 21, 2013, Mr. Lummis was the Facilities and Landscape Manager for Forest Camping Ltd., a tourism and leisure company.

Feroz Khan

Mr. Feroz Khan has been the director of Bespoke 3D Ltd., a prototyping company, since June 29, 2013, and a director of AAKhan & Sons Ltd., a property company, since May 1, 2010.  Mr. Khan studied Product Design while attending Ravensbourne University.

Karlo Guray

Mr.  Guray is currently  the Finance  Manager for Mabanta  Brothers,  Inc.,  in Manila,  Philippines,  a position he has held since May 2009.  At Mabanta, Mr. Guray is responsible for evaluating finance applications  for small businesses and for making recommendations to management for loan  applications.  Prior to working for  Mabanta,  Mr. Guray was a Lending  and  Finance Officer for Chua Financing, in Paranaque,  Philippines,  from April 1999 to January 2009. At Chua Financing, Mr. Guray was  responsible for new loan  applications,  collection matters and for working  with  potential  small  business  borrowers.  Mr. Guray received a Bachelor's   Degree  in  commerce  from  UP Diliman,  in  Manila, Philippines, in 1991. Our Board of Directors believes that Mr. Guray’s finance background will help the Company in preparing its financial statements, developing our internal control systems and guiding our financial performance.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.  The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended June 30, 2013.  All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.  We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions.  Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.  We do not have an audit, nominating or compensation committee charter as we do not currently have such committees.  We do not have a policy for electing members to the board.  Neither our current nor proposed directors are independent directors as defined in the NASD listing standards.

After the change in the Board of Directors, it is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, none of our executive officers and directors, and persons who own more than 10% of our Common Stock failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders.  If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.  Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Umicron Ltd., 26 Broad Street, Cambridge, CB23 6HJ.

Board Leadership Structure and Role on Risk Oversight

Luke Ruffell currently serves as the Company’s principal executive officer and a director.  The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources.  The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Exchange Transaction, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Former Executive Officers

Since our inception, compensation to our former executive officers has been limited to $3,000 which was paid to Karlo Guray.

Executive Compensation - New Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned from Umicron during the fiscal year ended August 31, 2013 by the executive officers of Umicron and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

Summary Compensation Table(1)

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Luke Ruffell	2013	$2,494.26	-	-		-	-	-	$2,494.26

Matthew Lummis	2013	$1,882.76	-	$32.18	(2)	-	-	-	$1,882.76

Feroz Khan	2013	$32.18	-	$32.18	(2)	-	-	-	$64.37

(1)	All amounts were converted from pound sterling to US dollars at the applicable exchange rate as of September 30, 2013.
(2)	The stock awards for Mr. Lummis and Mr. Khan refer to their shareholding value of £20; they both own 20 shares each in Umicron par value £1. There are a total of 1,000 shares outstanding in Umicron.

None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company.  Please see the section entitled “Employment Agreements” below for a discussion of management compensation in the event of a termination of employment or change in control of the Company.

Employment Agreements

Luke Ruffell

On October 5, 2013, Umicron entered into an employment agreement with Luke Ruffell in connection with his service as Designer for Umicron for an indefinite term.  The Company has the right to terminate Mr. Ruffell’s employment upon one months’ written notice, or immediately upon payment to Mr. Ruffell of his basic salary for the notice period, while Mr. Ruffell may terminate his employment upon two months’ notice.  Mr. Ruffell is entitled to receive a salary of £9,430 per year or an hourly salary of £6.19.  Mr. Ruffell also receives the right to a pension contribution from Umicron equal to 1% of his basic salary.  Mr. Ruffell is subject to Umicron’s data protection policy and is subject to the confidentiality provisions of the employment agreement.

Matthew Lummis

On October 5, 2013, Umicron entered into an employment agreement with Matthew Lummis in connection with his service as Designer for Umicron for an indefinite term.  The Company has the right to terminate Mr. Lummis’ employment upon one months’ written notice, or immediately upon payment to Mr. Lummis of his basic salary for the notice period, while Mr. Lummis may terminate his employment upon two months’ notice.  Mr. Lummis is entitled to receive a salary of £9,430 per year or an hourly salary of £6.19.  Mr. Lummis also receives the right to a pension contribution from Umicron equal to 1% of his basic salary.  Mr. Lummis is subject to Umicron’s data protection policy and is subject to the confidentiality provisions of the employment agreement.

Feroz Khan

On October 5, 2013, Umicron entered into an employment agreement with Feroz Khan in connection with his service as Designer for Umicron for an indefinite term.  The Company has the right to terminate Mr. Khan’s employment upon one months’ written notice, or immediately upon payment to Mr. Khan of his basic salary for the notice period, while Mr. Khan may terminate his employment upon two months’ notice.  Mr. Khan is entitled to receive a salary of £9,430 per year or an hourly salary of £6.19.  Mr. Khan also receives the right to a pension contribution from Umicron equal to 1% of his basic salary.  Mr. Khan is subject to Umicron’s data protection policy and is subject to the confidentiality provisions of the employment agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers.  None of the new directors and executive officers were directors or executive officers of the Company prior to the Closing of the Exchange Transaction, nor did any hold any position with the Company prior to the Closing of the Exchange Transaction, nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

As we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Related Party Transactions

On October, 29, 2013, we entered into and consummated the transactions contemplated by the Exchange Agreement with Umicron and the shareholders of Umicron, including Luke Ruffell, Matthew Lummis and Feroz Khan.  In accordance with the terms of Exchange Agreement, we issued 26,896,552 shares of our common stock to Luke Ruffell, 300,000 shares of our common stock to Matthew Lummis, and 103,448 shares of our common stock to Feroz Khan.  In exchange, the Company received 100% of the issued and outstanding capital stock of Umicron.

On October 5, 2013, Umicron entered into employment contracts with each of Matthew Lummis, Luke Ruffell and Feroz Khan.  Mr. Ruffell is a Director, President, Chief Executive Officer and Chairman of the Board of Directors of the Company.  Mr. Lummis is the Chief Financial Officer of the Company and Mr. Khan is the Secretary of the Company.  They are each entitled to receive a salary of £9,430 per year or an hourly salary of £6.19 under their respective employment contracts.

Other than as set forth above, none of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence

During the year ended June 30, 2012, we did not have any independent directors on our board.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is not listed on any stock exchange. Although our common stock is currently quoted on the OTC BB under the symbol “MDDD,” there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTC BB.  Any quotations reflect interdealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Holders

Prior to the Exchange Transaction, there were approximately 23 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent.  Our transfer agent is Action Stock Transfer Corp., 2469 E. Fort Union Blvd., Ste. 214, Salt Lake City, UT 84121, and its phone number is: (801) 274-1088.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Exchange Transaction.  This description is only a summary.  You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share, of which 30,000,000 shares were issued and outstanding immediately prior to the Closing of the Exchange Transaction after giving effect to the cancellation of certain shares held by Nir Eliyahu and the issuance of shares of our common stock pursuant to the private placement offering described in this Form 8-K, and 50,000,000 shares of preferred stock at a par value of $0.0001 per share, none of which were issued and outstanding immediately prior to the Closing of the Exchange Transaction.

Common Stock

The holders of Common Stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

The Company has not issued any shares of Preferred Stock.

Outstanding Options, Warrants and Convertible Securities

We do not have any outstanding options, warrants or convertible securities.

Changes in and Disagreements with Accountants

None.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibits 99.1 and 99.2, which are incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the shareholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following provisions in its Bylaws for its directors and officers:

“A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) for the payment of distributions in violation of the Revised Statutes of the State of Nevada. Any repeal or amendment of this Article VII by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the foregoing provisions of this Article VII, a director or officer shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Revised Statutes of the State of Nevada.”

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

Exchange Transaction

As more fully described in Item 2.01 above, in connection with the Exchange Transaction, on the Closing Date, we issued a total of 30,000,000 share of our common stock to the Selling Shareholders in exchange for 100% of the capital stock of Umicron.  Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance of the common stock to the Selling Shareholders pursuant to the Exchange Agreement was exempt from registration in reliance upon Regulation S of the Securities Act in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination based upon representations made by such Selling Shareholders.

Private Placement Offering

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Company’s unregistered sale of the Offering Shares is incorporated in its entirety into this Item 3.02.

In connection with the Offering, the Company sold 1,000,000 shares of Company common stock to the Investor for an aggregate consideration of $600,000. The Offering Shares were issued in reliance upon Regulation S of the Securities Act in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination based upon representations made by the Investor.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 above is incorporated by reference herein.

Resignation of Officers

Karlo Guray –President, Secretary and Treasurer

Appointment of Officers and Directors

Luke Ruffell – Director, President, Chief Executive Officer and Chairman of the Board of Directors

Matthew Lummis –Chief Financial Officer

Feroz Khan - Secretary

Our officers and directors as of October 29, 2013 are as follows:

Name	Age	Position

Luke Ruffell	26	Director, President, Chief Executive Officer and Chairman of the Board of Directors

Matthew Lummis	26	Chief Financial Officer

Feroz Khan	21	Secretary

Karlo Guray	44	Director

Descriptions of our newly appointed directors and officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

There are no family relationships among any of our officers or directors.  None of the newly appointed directors has been named or, at the time of this Form 8-K, is expected to be named to any committee of the Board of Directors.  Each of our newly appointed officers has an employment agreement with the Umicron which is described herein and filed as an exhibit to this Form 8-K.  Other than the Exchange Transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the newly appointed officers and directors had or will have a direct or indirect material interest.  Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the newly appointed directors or officers is a party or in which any of the new directors and officers participates that is entered into or material amendment in connection with our appointment of the new directors and officers, or any grant or award to any new director or officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the new directors and officers.

Item 5.06. Change in Shell Company Status.

Reference is made to the Exchange Transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. From and after the closing of the transactions under the Exchange Agreement, our primary operations consist of the business and operations of Umicron. Accordingly, we are disclosing information about Umicron’s business, financial condition, and management in this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Reference is made to the Exchange Transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference.  As a result of the closing of the voluntary share exchange transaction, our primary operations consist of the business and operations of Umicron.  Accordingly, we are presenting the financial statements of Umicron for the period from December 6, 2012 (inception) through August 31, 2013 after giving effect to the acquisition of Umicron by the Registrant.

(a) Financial Statements of the Business Acquired

The audited financial statements of Umicron for the period from December 6, 2012 (inception) through August 31, 2013, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Form 8-K.

(b) Pro Forma Financial Information

The combined pro forma financial statements of the Registrant and of Umicron, including the notes to such financial statements, are incorporated by reference to Exhibit 99.2 of this Form 8-K.

(d) Exhibits

Exhibit Number	Description

2.1	Stock Exchange Agreement by and among the Company, Umicron and the Selling Shareholders, dated October 29, 2013*

3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on August 27, 2010)

3.2	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on August 27, 2010)

10.1	Employment Contract between Umicron and Matthew Lummis, dated October 5, 2013*

10.2	Employment Contract between Umicron and Luke Ruffell, dated October 5, 2013*

10.3	Employment Contract between Umicron and Feroz Khan, dated October 5, 2013*

10.4	Form of Securities Purchase Agreement*

21	List of Subsidiaries – Umicron Ltd.

99.1	Audited Financial Statements of Umicron*

99.2	Pro Forma Financial Statements of Umicron*

*  Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAKISM 3D CORP a Nevada corporation

Dated: November 4, 2013	By:	/s/ Luke Ruffell
Luke Ruffell President, Chief Executive Officer and
Chairman of the Board of Directors